Exhibit 10.2

Second Amendment to Option and License Agreement

This Second Amendment to Option and License Agreement (this “Amendment”) is entered into and made effective as of March 15, 2025 (the “Amendment Effective Date”) by and between (i) Voyager Therapeutics, Inc., a Delaware corporation having its principal place of business at 75 Hayden Avenue, Lexington, MA 02421 (“Voyager”), and (ii) AstraZeneca Ireland Limited, a limited company incorporated in Ireland, with its registered office at College Business & Technology Park, Blachardstown Road North, Dublin 15, Ireland (“Alexion”). Voyager and Alexion are referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings set forth in the Agreement (as defined below).

Recitals

WHEREAS, Alexion desires to extend the Research Term for the CNS Capsid, and the Parties have agreed to amend the Agreement in accordance with Section 11.11 thereof.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Amendment of the Agreement

The Parties hereby agree that the Agreement is amended as set forth below, effective as of the Amendment Effective Date.

1.1	Amended Definition. Section 1.103 and of the Agreement are hereby deleted in its entirety and is replaced with the following:
1.103

“Research Term” means, (i) for any TRACER Capsid Candidate designed to target the central nervous system, the period commencing on the Effective Date and ending on October 1, 2025, and (ii) for the Cardiology Capsid, the period commencing on the Effective Date and ending on the first (1st) anniversary of the Effective Date.

1.2	Capsid Substitution During Research Term; Reporting. The Parties acknowledge and agree that during the Research Term, pursuant to the terms and conditions of Section 2.3 and Section 2.5 of the Agreement (without limiting the terms of Sections 2.3 and Section 2.5 except as amended by this Amendment), (i) Alexion may conduct additional Evaluation of TRACER Capsid Candidates that are CNS Capsids during the Research Term, and (ii) Alexion may elect to substitute any TRACER Capsid Candidate for any Licensed Capsid during the Research Term by providing written notice to Voyager in accordance with Section 11.7 of the Agreement, identifying the Substitute Capsid and the specific Pfizer Transgene for which the Substitute Capsid will replace the previously designated Licensed Capsid. Alexion will provide to Voyager written reports summarizing all results (including the Pfizer Evaluation Data) of the Evaluation conducted by Alexion during the Research Term; provided that Alexion, in its sole discretion, may choose to redact, mask, or not provide any information related to a Pfizer Transgene or Manufacturing, in each case, pursuant to Section 2.3.2 of the Agreement, and Alexion will provide the foregoing results within thirty (30) days following the completion of the Research Term.
1.3	No Further Options. The Parties acknowledge and agree that Pfizer’s rights to exercise the Option set forth in Section 2.4 have been exercised or expired as of the Amendment Effective Date, and accordingly no further Option rights exist under the Agreement as of the Amendment Effective Date. For clarity, an Option does not include the substitution rights under Section 2.5, which continue to apply as set forth herein.
2.Miscellaneous
2.1	Scope. This Amendment supersedes all proposals, negotiations, conversations and/or discussions between or among Parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Agreement effective as of the Amendment Effective Date. Except for the foregoing modifications, the Agreement is hereby ratified and confirmed in accordance with its original terms.
2.2	Counterparts. This Amendment may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

VOYAGER THERAPEUTICS, INC.

By:	/s/ Alfred Sandrock

Name: Alfred W. Sandrock, Jr., M.D., Ph.D.

Title:  President and CEO

ASTRAZENECA IRELAND LIMITED

By: /s/  Becky Jorgenson

Name: Becky Jorgenson

Title:  Vice President, Finance